As filed with the Securities and Exchange Commission on June 23, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FBR & Co.

(Exact name of registrant as specified in its charter)

Virginia	20-5164223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Nineteenth Street North Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

FBR Capital Markets Corporation

2007 Employee Stock Purchase Plan

(Full title of the plan)

William J. Ginivan

Executive Vice President and General Counsel

FBR & Co.

1001 Nineteenth Street North

Arlington, Virginia 22209

(703) 469-1040

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	1,000,000 shares	$3.52	$3,520,000	$409.00

(1)	Pursuant to Rule 416 of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of common stock that may become issuable without additional consideration by reason of any stock split, stock dividend or similar transaction.
(2)	Calculated in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of $3.52 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on June 21, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

A Registration Statement on Form S-8 (SEC file no. 333-143909) was filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2007 covering the registration of 1,000,000 shares of common stock, par value $0.001 per share, of FBR & Co., a Virginia corporation (the “Registrant”), to be offered pursuant to the Registrant’s 2007 Employee Stock Purchase Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register an additional 1,000,000 shares of common stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 15, 2011, as amended by Amendment No. 1 to the annual report on Form 10-K/A, filed with the Commission on May 2, 2011;

(2) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 9, 2011;

(3) the Registrant’s current reports on Form 8-K, filed with the Commission on February 25, 2011, March 29, 2011, April 29, 2011, May 2, 2011, June 3, 2011 and June 23, 2011;

(4) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2010; and

(5) The description of the Registrant’s common stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed on June 5, 2007 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant.

4.2	Amended and Restated Bylaws of the Registrant.*

4.3	2007 Employee Stock Purchase Plan, amended as of June 1, 2011.**

5.1	Opinion of Sidley Austin LLP relating to the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

*	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, which was filed with the Commission on June 23, 2011, and incorporated by reference herein.
**	Previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated and filed with the Commission on May 2, 2011, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, state of Virginia, on June 23, 2011.

FBR & CO.

By:	/s/ RICHARD J. HENDRIX
Richard J. Hendrix
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ RICHARD J. HENDRIX Richard J. Hendrix	Chief Executive Officer and Director (principal executive officer)	June 23, 2011

/S/ BRADLEY J. WRIGHT Bradley J. Wright	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (principal financial officer)	June 23, 2011

/S/ ROBERT J. KIERNAN Robert J. Kiernan	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	June 23, 2011

/S/ ERIC F. BILLINGS Eric F. Billings	Chairman and Director	June 23, 2011

/S/ REENA AGGARWAL Reena Aggarwal	Director	June 23, 2011

/S/ THOMAS J. HYNES, JR. Thomas J. Hynes, Jr.	Director	June 23, 2011

/S/ ADAM J. KLEIN Adam J. Klein	Director	June 23, 2011

/S/ RICHARD A. KRAEMER Richard A. Kraemer	Director	June 23, 2011

/S/ RALPH S. MICHAEL, III Ralph S. Michael, III	Director	June 23, 2011

/S/ THOMAS S. MUPHY, JR. Thomas S. Murphy, Jr.	Director	June 23, 2011

/S/ ARTHUR J. REIMERS Arthur J. Reimers	Director	June 23, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant.

4.2	Amended and Restated Bylaws of the Registrant.*

4.3	2007 Employee Stock Purchase Plan, amended as of June 1, 2011.**

5.1	Opinion of Sidley Austin LLP relating to the validity of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

*	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, which was filed with the Commission on June 23, 2011 and incorporated by reference herein.
**	Previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated and filed with the Commission on May 2, 2011, and incorporated by reference herein.